UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 7, 2017

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	8736-3354
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C Clearwater, Florida		33759
(Address of Principal Executive Offices)		(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Nicholas Financial, Inc. held its Annual General Meeting of Shareholders on September 7, 2017. The following tables detail the voting results:

Election of Directors

	Shares Voted For	Shares Withholding Authority	Broker Non-Votes
Adam Peterson	4,479,180	84,088	996,603
Jeremy Zhu	4,479,085	84,183	996,603

The directors whose terms of office as directors continued after the meeting were Scott Fink, Robin Hastings, and Kevin Bates.

Ratification of Appointment of Dixon Hughes Goodman, LLP as Independent Auditors

Shares Voted For	Shares Abstaining	Shares Voted Against	Broker Non-Votes
5,540,801	94	18,976	—

Advisory Vote on Executive Compensation (“Say on Pay”)

Shares Voted For	Shares Abstaining	Shares Voted Against	Broker Non-Votes
3,980,605	10,798	571,865	996,603

Advisory Vote on Frequency of the Advisory Vote on Executive Compensation

Shares Voted For 1 year	Shares Voted For 2 years	Shares Voted For 3 years	Shares Abstaining	Broker Non-Votes
3,597,644	42,600	508,886	414,138	996,603

Accordingly, the Company will continue to hold advisory votes on executive compensation every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC. (Registrant)

Date: September 13, 2017	/s/ Kevin Bates
Kevin Bates Senior Vice President of Operations

Date: September 13, 2017	/s/ Katie MacGillivary
Katie MacGillivary Vice President, Chief Financial Officer